Exhibit 99.1

CITI TRENDS ANNOUNCES NEXT STEPS UNDER ITS CAPITAL RETURN PROGRAM

Board Authorizes new $30 million share repurchase program

SAVANNAH, GA (June 2, 2021) — Citi Trends, Inc. (NASDAQ: CTRN), a growing specialty value retailer of apparel, accessories and home trends for way less spend primarily for African American and Latinx families in the United States, today announced the authorization of a new share repurchase program.

After careful analysis of its cash position coming out of a record first quarter of 2021 and keeping in step with its recent capital allocation strategy, inclusive of store growth opportunities, infrastructure investments, and returning cash to shareholders, the Company’s board of directors today announced the authorization of a new $30 million share repurchase program. The Company expects to fund the share repurchase program from cash on hand.

David Makuen, Chief Executive Officer, commented, “We are pleased to see continued momentum in our business and, as you heard during our recent first quarter earnings call, we are exceeding our original goals for 2021. The approval by our board of another share repurchase program demonstrates confidence in our business and our outlook for successful growth over the long term. We have a great cash position, a healthy balance sheet, no debt and continue to generate strong cash flow. We are very pleased to be in a position to not only invest in our business, but also reward our shareholders while maintaining financial flexibility.”

In fiscal 2021 through the end of May, the Company has repurchased approximately 623,000 shares of its common stock at an aggregate cost of approximately $53.6 million.  As of May 28, 2021, approximately $1.7 million remains available under the Company’s previously authorized share repurchase program.

About Citi Trends

Citi Trends, Inc. is a growing specialty value retailer of apparel, accessories and home trends for way less spend primarily for African American and Latinx families in the United States. The Company operates 585 stores located in 33 states. Citi Trends’ website address is www.cititrends.com. CTRN-G

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding the Company’s future financial results and position, business policy and plans, objectives and expectations of management for future operations, capital allocation expectations and our intentions and ability to complete any share repurchases, are forward-looking statements that are subject to material risks and uncertainties. The words "believe," "may," "could," "plans," "estimate," "continue," "anticipate," "intend," "expect," “upcoming,” “trend” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q, respectively, and any amendments thereto, filed with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic conditions, including any deterioration whether caused by acts of war, terrorism, political or social unrest (including any resulting store closures, damage or loss of inventory); the ongoing COVID-19 (coronavirus) pandemic and associated containment and remediation efforts, the potential negative impacts of COVID-19 on the global economy and foreign sourcing; the impacts of COVID-19 on the Company's financial condition, business operation and liquidity, including the re-closure of any or all of the Company’s retail stores and distribution centers; transportation and distribution delays or interruptions; changes in freight rates; the Company’s ability to negotiate effectively the cost and purchase of merchandise inventory risks due to shifts in market demand; the Company’s ability to gauge fashion trends and changing consumer preferences; changes in consumer spending patterns; the duration and extent of economic stimulus; changes in product mix; interruptions in suppliers’ businesses; temporary changes in demand due to weather patterns; seasonality of the Company’s business; delays associated with building, opening and operating new stores; and delays associated with building, and opening or expanding new or existing distribution centers. Any forward-looking statements by the Company, with respect to the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Tom Filandro

ICR, Inc.

(646) 277-1235